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                                                                   Exhibit 10.77


                         EXTRACT FROM THE MINUTES NO. 14
             of the Meeting of the Territorial Forest Use Commission
                            dated September 15, 2000

                                                                      Khabarovsk

3. Considered: Results of timber lease tender.
Resolved:

3.4. To permit JSC "Forest-Starma" to participate in tender of timber lease in Kerbinskiy leskhoz.

3.4.1. In accordance with conditions of timber lease tender for Kerbinskiy leskhoz to consider JSC "Forest-Starma" the winner in accordance with attachment No. 12 to this minutes.

3.4.2. To give JSC "Forest-Starma" for lease a forest area for felling timber for the period up to 25 years in 3 group forests of Kerbinskiy leskhoz, Polina Osipenko area, compartments No. 153,154,163,166-182, 184-191, 194-200, 204-210,
215-222, 224, 227-232, 244-247, 254-258, 263, 265-269, 286-289, 292-300,
303-305, 312-315, 323-344, 410, 364-401, 439-444, 472-511, 536-539, 944, 945,
948 of Herpuchinskiy forestry at area of 194,3 thousand hectares with an exploitable inventory of mature and over-mature trees of 13324 thousand cubic meters with an annual timber output of 180 thousand cubic meters.

3.4.3. Kerbinskiy leskhoz will:

- transfer forest area for the use in accordance with the act;
- determine as agreed with JSC "Forest-Starma" specific compartments of contiguous areas to the leased areas regarding suppression of forest fires by the lessee in case they occur;
- sign with JSC "Forest-Starma" a timber lease agreement and register it in legal agencies in accordance with the procedure;
- develop annual volumes of forest regeneration activities for the lessee taking into account actual felling and availability of areas free from forests at the leased area.

3.4.4. The lessee is liable:

- To annually provide the citizens of Herpuchi village and Oglonghi village with firewood for prices approved by the administration of area.
- To purchase three PCs for the school at Polina Osipenko village within the year of 2000.
- To follow the requirements of fire security regulation in the forests, felling rules and other normative documents concerning forestry felling system.
- To take necessary measures for complete and rational use of all available exploitable timber inventory including broadleaved species.

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- To develop a project of organization of principal felling and forestry at the leased territory within one year, carry out an ecological expertise and approve it in accordance with the procedure.
- To fulfill forest regeneration, fire-prevention, forestry and other kind of work in accordance with conditions of Timber Lease Agreement and annually fixed volumes.
- To organize places of concentration of fire-prevention equipment and fire-fighting tools at the forest site in accordance with the regulations, and a fire-fighting team consisted of twelve company's workers.
- To participate in social and economic development of Polina Osipenko area in accordance with the agreement signed by the administration of the area.
- To participate in development of fire-damaged forests and forest regeneration within the forest areas damaged by the fires.
- To provide a portion of timber processing or its delivery for the processing in volume of no less than 30 per cent until the end of 2001 and no less than 50 per cent from the beginning of 2002.
- To construct logging roads in accordance with the standards and participate in development of infrastructure of lumber industry unit.


Deputy Chairman of the Commission
Director of Natural Resources and Raw Materials
Industry Department of the
Khabarovsk Territorial Administration      /s/ G.E. Pocherevin   G.E. Pocherevin

Secretary of the Commission
Head of Department of organization
Of forest use of Forest Administration
Khabarovsk Territory                       /s/ V.N. Nistratov    V.N. Nistratov


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